EXHIBIT 99.1
ParkOhio Announces Increased Revenues and Earnings in the Fourth Quarter and Record Annual Results

•	Fourth quarter revenues of $309 million increased 13% from prior year

•	Fourth quarter GAAP earnings increased 14% to $0.72 per share from prior year

•	Fourth quarter as adjusted earnings increased 27% to $0.85 per share

•	Record annual revenues of $1.203 billion

•	Record annual GAAP earnings of $3.56 per share

•	Record annual as adjusted earnings of $3.66 per share

•	Record annual EBITDA, as defined of $116.1 million

•	Earnings guidance for 2014 EPS provided at $4.32 to $4.72
CLEVELAND, OHIO, March 10, 2014 — Park-Ohio Holdings Corp. (NASDAQ: PKOH) today announced results for its fourth quarter and year ended December 31, 2013.
FOURTH QUARTER RESULTS
Net sales were $309.4 million for the fourth quarter of 2013, an increase of $35.4 million, or 13%, from net sales of $274.0 million for the fourth quarter of 2012. Earnings per diluted share attributable to common shareholders increased 14% to $0.72 in the fourth quarter of 2013 from $0.63 in the fourth quarter of 2012. ParkOhio reported net income attributable to ParkOhio common shareholders of $8.9 million, or $0.72 per diluted share, for the fourth quarter of 2013, which included: a loss of $0.2 million from discontinued operations, or $0.02 per diluted share; $1.6 million, or $0.11 per diluted share, of pre-tax acquisition-related costs in cost of sales associated with the fourth quarter acquisitions by Supply Technologies; and excluded $0.3 million, or $0.02 per diluted share, of net income attributable to noncontrolling interest. This compares to net income attributable to ParkOhio common shareholders of $7.7 million, or $0.63 per diluted share, for the fourth quarter of 2012, which included the impact of the net loss of $0.5 million, or $0.04 per diluted share, from discontinued operations, net of taxes.
For the fourth quarter of 2013, as adjusted earnings were $0.85 per diluted share, or $10.4 million, which was an increase of 27%, compared to as adjusted earnings of $0.67 per diluted share, or $8.2 million, for the fourth quarter of 2012. As adjusted earnings reflect earnings from continuing operations attributable to ParkOhio common shareholders excluding the acquisition-related costs included in cost of sales associated with the fourth quarter acquisitions by Supply Technologies. In addition, EBITDA, as defined was $27.0 million during the fourth quarter of 2013 and compares to EBITDA, as defined of $27.3 million during the fourth quarter of 2012.

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YEAR-TO-DATE RESULTS
Net sales were a company record $1,203.2 million for 2013, an increase of $75.0 million, or 7%, from net sales of $1,128.2 million in 2012. ParkOhio reported a company record net income attributable to ParkOhio common shareholders of $43.4 million, or $3.56 per diluted share, for 2013, which included: income from discontinued operations of $3.0 million, or $0.25 per diluted share; $1.6 million, or $0.11 per diluted share, of pre-tax acquisition-related costs in cost of sales associated with the fourth quarter acquisitions by Supply Technologies; $0.6 million, or $0.03 per diluted share, gain on acquisition of business; and the impact of a $5.2 million, or $0.27 per diluted share, pre-tax litigation judgment; and excluded $0.5 million, or $0.04 per diluted share, of net income attributable to noncontrolling interest. This compares to net income attributable to ParkOhio common shareholders of $31.8 million, or $2.62 per diluted share, for 2012, which included: net losses from discontinued operations of $2.4 million, or $0.20 per diluted share; the impact of a $13.0 million, or $0.68 per diluted share, pre-tax litigation settlement charge; and $0.9 million, or $0.05 per diluted share, of pre-tax acquisition-related costs in cost of sales associated with the 2012 acquisitions.
For 2013, as adjusted earnings were $44.6 million, or $3.66 per diluted share. This compares to as adjusted earnings of $43.0 million, or $3.55 per diluted share, for 2012. As adjusted earnings for year-to-date results reflect earnings from continuing operations attributable to ParkOhio common shareholders before the litigation judgment and settlement costs, the acquisition-related costs in cost of sales, and the gain on acquisition of business. In addition, EBITDA, as defined was a company record $116.1 million for the year ended December 31, 2013 and compares to EBITDA, as defined of $100.6 million for the year ended December 31, 2012.
2014 EARNINGS OUTLOOK
We currently forecast our consolidated 2014 revenues to increase approximately 13% over 2013 revenues. We forecast our earnings from continuing operations attributable to ParkOhio common shareholders to be in the range of $4.32 to $4.72 per diluted share. In addition, we are forecasting EBITDA, as defined, to be in the range of $134.0 million to $140.0 million for the year ended December 31, 2014. EBITDA, as defined, reflects earnings before interest expense, income taxes, and excludes depreciation, amortization, certain non-cash charges and corporate-level expenses as defined in the Company’s revolving credit agreement.
Edward F. Crawford, Chairman and Chief Executive Officer stated, “2013 was an outstanding year for all of the ParkOhio Stakeholders:  record revenue, record earnings, and record shareholder value. We look forward to further progress in 2014.”
A conference call reviewing ParkOhio’s fourth quarter results will be broadcast live over the Internet on Tuesday, March 11, commencing at 10:00 am Eastern Time. Simply log on to http://www.pkoh.com.
ParkOhio is a leading provider of supply management services and a manufacturer of highly-engineered products. Headquartered in Cleveland, Ohio, the Company operates 40 manufacturing sites and 52 supply chain logistics facilities.

This news release contains forward-looking statements, including statements regarding future performance of the Company that are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.
These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors that could cause actual results to differ materially from expectations include, but are not limited to the following: our substantial indebtedness; the uncertainty of the global economic environment; general business conditions and competitive factors, including pricing pressures and product innovation; demand for our products and services; raw material availability and pricing; fluctuations in energy costs; component part availability and pricing; changes in our relationships with customers and suppliers; the financial condition of our customers, including the impact of any bankruptcies; our ability to successfully integrate recent and future acquisitions into existing operations; the amounts and timing, if any, of purchases of our common stock; changes in general domestic economic conditions such as inflation rates, interest rates, tax rates, unemployment rates, higher labor and healthcare costs, recessions and changing government policies, laws and regulations, including the uncertainties related to the current global financial crises; adverse impacts to us, our suppliers and customers from acts of terrorism or hostilities; our ability to meet various covenants, including financial covenants, contained in the agreements governing our indebtedness; disruptions, uncertainties or volatility in the credit markets that may limit our access to capital; potential disruption due to a partial or complete reconfiguration of the European Union; increasingly stringent domestic and foreign governmental regulations, including those affecting the environment; inherent uncertainties involved in assessing our potential liability for environmental remediation-related activities; the outcome of pending and future litigation and other claims and disputes with customers; the outcome of the review being conducted by the special committee of our board of directors; our dependence on the automotive and heavy-duty truck industries, which are highly cyclical; the dependence of the automotive industry on consumer spending, which could be lower due to the effects of the recent financial crises; our ability to negotiate contracts with labor unions; our dependence on key management; our dependence on information systems; and the other factors we describe under the “Item 1A. Risk Factors” included in the Company’s annual report on Form 10-K for the year ended December 31, 2012. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by us that our plans and objectives will be achieved. The Company assumes no obligation to update the information in this release.

CONTACT:	EDWARD F. CRAWFORD
PARK-OHIO HOLDINGS CORP.
(440) 947-2000

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
		Adjusted (1)		Adjusted (1)
	2013	2012	2013	2012
	(In millions, except earnings per share data)
Net sales	$309.4	$274.0	$1,203.2	$1,128.2
Cost of sales	262.1	225.8	992.2	920.9
Gross profit	47.3	48.2	211.0	207.3
Selling, general and administrative expenses	27.4	26.6	119.3	113.4
Litigation judgment and settlement costs	—	—	5.2	13.0
Operating income	19.9	21.6	86.5	80.9
Gain on acquisition of business	—	—	(0.6)	—
Interest expense	7.1	6.6	26.8	26.4
Income from continuing operations before income taxes	12.8	15.0	60.3	54.5
Income tax expense (benefit)	3.4	6.8	19.4	20.3
Net income from continuing operations	9.4	8.2	40.9	34.2
(Loss) income from discontinued operations, net of taxes	(0.2)	(0.5)	3.0	(2.4)
Net income	9.2	7.7	43.9	31.8
Net income attributable to noncontrolling interest	(0.3)	—	(0.5)	—
Net income attributable to ParkOhio common shareholders	$8.9	$7.7	$43.4	$31.8

Earnings (loss) per common share attributable to ParkOhio common shareholders - Basic:
Continuing operations	$0.76	$0.68	$3.40	$2.87
Discontinued operations	(0.02)	(0.04)	0.25	(0.20)
Total	$0.74	$0.64	$3.65	$2.67
Earnings (loss) per common share attributable to ParkOhio common shareholders - Diluted:
Continuing operations	$0.74	$0.67	$3.31	$2.82
Discontinued operations	(0.02)	(0.04)	0.25	(0.20)
Total	$0.72	$0.63	$3.56	$2.62
Weighted-average shares used to compute earnings per share:
Basic	12.0	12.0	11.9	11.9
Diluted	12.3	12.2	12.2	12.1
Other financial data:
EBITDA, as defined	$27.0	$27.3	$116.1	$100.6

(1)	Adjusted to reflect the discontinued operations.

SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)
PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES

As adjusted earnings are a measure of earnings that excludes significant non-cash credits and charges; and significant and infrequent contingency expenses. As adjusted earnings reflect net income from continuing operations after: the exclusion of net income attributable to noncontrolling interest and before the inclusion of the litigation judgment and settlement costs; acquisition-related costs in cost of sales; and gain on acquisition of business. As adjusted earnings are not a measure of performance under generally accepted accounting principles ("GAAP") and should not be considered in isolation or as a substitute for net income from continuing operations, cash flows from operating, investing and financing activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. The Company presents as adjusted earnings because management uses as adjusted earnings to measure performance. As adjusted earnings herein may not be comparable to other similarly titled measures of other companies. The following table reconciles net income from continuing operations to as adjusted earnings:

	Three Months Ended December 31,				Year Ended December 31,
			Adjusted (1)				Adjusted (1)
	2013		2012		2013		2012
	Earnings	Diluted EPS	Earnings	Diluted EPS	Earnings	Diluted EPS	Earnings	Diluted EPS
	(In millions, except for earnings per share (EPS))
Net income from continuing operations	$9.4	$0.76	$8.2	$0.67	$40.9	$3.35	$34.2	$2.82
Net income attributable to noncontrolling interest	(0.3)	(0.02)	—	—	(0.5)	(0.04)	—	—
Earnings from continuing operations attributable to ParkOhio common shareholders	9.1	0.74	8.2	0.67	40.4	3.31	34.2	2.82
Add back (deduct):
Litigation judgment and settlement costs, net of tax benefit	—	—	—	—	3.3	0.27	8.2	0.68
Acquisition-related costs in cost of sales, net of tax benefit	1.3	0.11	—	—	1.3	0.11	0.6	0.05
Gain on acquisition of business, net of tax expense	—	—	—	—	(0.4)	(0.03)	—	—
As adjusted earnings	$10.4	$0.85	$8.2	$0.67	$44.6	$3.66	$43.0	$3.55

(1)	Adjusted to reflect the discontinued operations.

EBITDA, as defined reflects net income attributable to ParkOhio common shareholders before interest expense, income taxes, and excludes depreciation, amortization, certain non-cash charges and corporate-level expenses as defined in the Company's Revolving Credit Agreement. EBITDA is not a measure of performance under GAAP and should not be considered in isolation or as a substitute for net income, cash flows from operating, investing and financing activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. The Company presents EBITDA because management uses EBITDA to assess the Company's performance and believes that EBITDA is useful to investors as an indication of the Company's satisfaction of its Debt Service Ratio covenant in its Revolving Credit Agreement. Additionally, EBITDA is a measure used under the Company's revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA, as defined herein may not be comparable to other similarly titled measures of other companies. The following table reconciles net income attributable to ParkOhio common shareholders to EBITDA, as defined:

	Three Months Ended December 31,		Year Ended December 31,
		Adjusted (1)		Adjusted (1)
	2013	2012	2013	2012
	(In millions)
Net income attributable to ParkOhio common shareholders	$8.9	$7.7	$43.4	$31.8
Add back:
Interest expense	7.1	6.6	26.8	26.4
Income tax expense (benefit)	3.5	6.5	20.4	18.7
Depreciation and amortization	5.7	4.8	19.2	18.0
Acquisition-related costs in cost of sales	1.6	—	1.6	0.9
Share-based compensation	1.1	0.6	4.7	2.7
Deferred tax impact net in acquisition gain	—	—	0.4	—
Miscellaneous	(0.9)	1.1	(0.4)	2.1
EBITDA, as defined	$27.0	$27.3	$116.1	$100.6

(1)	Adjusted to reflect the discontinued operations.

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

		Adjusted (1)
	December 31, 2013	December 31, 2012
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$55.2	$44.4
Accounts receivable, net	165.7	160.4
Inventories, net	221.4	215.6
Deferred tax assets	25.2	19.8
Unbilled contract revenue	8.7	1.4
Other current assets	20.1	23.6
Total current assets	496.3	465.2
Net property, plant and equipment	115.4	100.0
Goodwill	60.4	49.7
Intangible assets, net	66.2	49.6
Other long-term assets	80.4	62.1
Total assets	$818.7	$726.6
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$112.0	$101.8
Accrued expenses and other	79.9	83.6
Current portion of long-term debt	4.4	4.4
Current portion of other postretirement benefits	1.7	1.9
Total current liabilities	198.0	191.7
Long-term liabilities, less current portion:
Senior Notes	250.0	250.0
Credit facility	126.2	120.6
Other long-term debt	3.0	3.6
Deferred tax liabilities	45.3	31.5
Other postretirement benefits and other long-term liabilities	32.2	27.4
Total long-term liabilities	456.7	433.1
Park-Ohio Holdings Corp. and Subsidiaries shareholders' equity	159.0	101.8
Noncontrolling interest	5.0	—
Total equity	164.0	101.8
Total liabilities and shareholders’ equity	$818.7	$726.6

(1)	Adjusted to reflect the discontinued operations.

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Year Ended
	December 31,
	2013	2012
	(In millions)
OPERATING ACTIVITIES
Net income	$43.9	$31.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19.2	18.0
Debt extinguishment costs	—	0.3
Share-based compensation	4.7	2.7
Gain on sale of business and assets	(6.0)	(0.2)
Gain on acquisition of business	(0.6)	—
Deferred income taxes	(2.3)	7.5
Changes in operating assets and liabilities, excluding business acquisitions:
Accounts receivable	8.5	9.8
Inventories and other current assets	(4.9)	7.1
Accounts payable and accrued expenses	(7.5)	(21.4)
Other	5.3	0.3
Net cash provided by operating activities	60.3	55.9
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(30.1)	(29.6)
Proceeds from sale and leaseback transactions	7.4	5.9
Proceeds from sale of assets	14.2	0.4
Business acquisitions, net of cash acquired	(45.8)	(97.0)
Net cash used by investing activities	(54.3)	(120.3)
FINANCING ACTIVITIES
Proceeds from term loans and other debt	—	25.9
Payments on term loans and other debt	(4.2)	(3.7)
Proceeds from revolving credit facility, net	9.1	8.9
Bank debt issue costs	—	(0.9)
Issuance of common stock awards	0.8	1.1
Income tax effect of suspended benefits from share-based compensation	—	2.8
Income tax effect of share-based compensation exercises and vesting	0.4	0.4
Purchase of treasury stock	(2.2)	(4.0)
Net cash provided by financing activities	3.9	30.5
Effect of exchange rate changes on cash	0.9	0.3
Increase (decrease) in cash and cash equivalents	10.8	(33.6)
Cash and cash equivalents at beginning of period	44.4	78.0
Cash and cash equivalents at end of period	$55.2	$44.4
Income taxes paid	$25.0	$5.5
Interest paid	$24.8	$23.8

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION (UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
		Adjusted (1)		Adjusted (1)
	2013	2012	2013	2012
	(In millions)
NET SALES
Supply Technologies	$122.7	$106.4	$471.9	$483.8
Assembly Components	108.9	83.5	412.8	304.0
Engineered Products	77.8	84.1	318.5	340.4
	$309.4	$274.0	$1,203.2	$1,128.2

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
Supply Technologies	$7.9	$7.6	$35.9	$37.9
Assembly Components	6.6	5.5	31.8	19.9
Engineered Products	11.7	12.3	47.1	55.0
Total segment operating income	26.2	25.4	114.8	112.8
Corporate costs	(6.3)	(3.8)	(23.1)	(18.9)
Litigation judgment and settlement costs	—	—	(5.2)	(13.0)
Gain on acquisition of business	—	—	0.6	—
Interest expense	(7.1)	(6.6)	(26.8)	(26.4)
Income from continuing operations before income taxes	$12.8	$15.0	$60.3	$54.5

(1)	Adjusted to reflect the discontinued operations.